UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

HYSTER-YALE MATERIALS HANDLING, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive

Cleveland, Ohio 44124-4069

(Address of principal executive offices, including zip code)

(440) 449-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 22, 2015, NACCO Materials Handling Group Inc. (“NMHG”), a wholly owned subsidiary of Hyster-Yale Materials Handling, Inc., entered into an Amendment (the “Amendment”) with GE Capital US Holdings, Inc. (successor in interest to General Electric Capital Corporation (“GECC”), which amends the Second Amended and Restated Joint Venture and Shareholders Agreement, dated November 21, 2013, between GECC and NMHG.

The foregoing summary of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is qualified by reference to the Amendment, which is incorporated herein by reference to the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment to Second Amended and Restated Joint Venture and Shareholders Agreement, dated as of December 22, 2015, between GE Capital US Holdings, Inc. (successor in interest to General Electric Capital Corporation) and NACCO Materials Handling Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2015		HYSTER-YALE MATERIALS HANDLING, INC.

	By:	/s/ Suzanne Schulze Taylor
	Name:	Suzanne Schulze Taylor
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment to Second Amended and Restated Joint Venture and Shareholders Agreement, dated as of December 22, 2015, between GE Capital US Holdings, Inc. (successor in interest to General Electric Capital Corporation) and NACCO Materials Handling Group, Inc.